Exhibit 99.3
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following tables set forth, for the periods and dates indicated, our summary historical and pro forma financial data. The summary historical consolidated financial data for our fiscal years ended December 31, 2003, 2004 and 2005 have been derived from our audited consolidated financial statements included elsewhere in this offering circular. The summary historical financial data for the three months ended March 31, 2005 and 2006 (as Restated) have been derived from our unaudited condensed consolidated financial statements included elsewhere in this offering circular. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The historical results included here and elsewhere in this offering circular are not necessarily indicative of future performance or results of operations.

The summarized unaudited pro forma financial data for the year ended December 31, 2005 and for the three months ended March 31, 2006 have been prepared to give pro forma effect to (1) our acquisition as of February 28, 2006 of all of the capital stock of Eagle High Reach Equipment, Inc. and all of the equity interests of its subsidiary, Eagle High Reach Equipment, LLC (together, “Eagle”), for a formula-based purchase price of approximately $59.9 million, subject to post-closing adjustment, plus assumed indebtedness of approximately $2.0 million (the “Eagle acquisition”), (2) the Reorganization Transactions (as defined below) and our initial public offering of our common stock, including the application of net proceeds from that offering, and (3) the issuance and sale of notes in this offering, the application of the net proceeds from this offering, and the other sources and uses of funds as discussed under “Use of Proceeds” (together, the “Refinancing”), in each case as if they had occurred on January 1, 2005 with respect to statement of operations and other financial data. The summarized unaudited as adjusted balance sheet data as of March 31, 2006 have been prepared to give pro forma effect to the Refinancing as if it had occurred on March 31, 2006. See note 3 of the notes to our unaudited consolidated financial statements for the three months ended March 31, 2006 (as Restated) included elsewhere in this offering circular for a description of the application of net proceeds from our initial public offering of our common stock. This data is subject, and gives effect, to the assumptions and adjustments described in the notes accompanying the unaudited pro forma condensed consolidated financial statements included elsewhere in this offering circular. The summary unaudited pro forma financial data is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the transactions described above been consummated on the dates indicated, and do not purport to be indicative of results of operations for any future period.

The summary consolidated financial data presented below represents portions of our financial statements and are not complete. You should read this information in conjunction with “Use of Proceeds,” “Capitalization,” “Selected Historical Condensed Consolidated Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this offering circular.

	For the Year Ended				For the Three Months Ended
	December 31,				March 31,
				2005 Pro			2006 Pro
	2003	2004	2005	Forma(1)	2005	2006	Forma(1)
						(Restated)
	(Amounts in thousands)

Statement of operations data(2):
Revenues:
Equipment rentals	$153,851	$160,342	$190,794	$219,126	$40,591	$53,995	$58,682
New equipment sales	81,692	116,907	156,341	150,778	30,298	55,715	55,482
Used equipment sales	70,926	84,999	111,139	112,124	25,619	31,654	31,595
Parts sales	53,658	58,014	70,066	70,473	16,424	19,313	19,358
Service revenue	33,349	33,696	41,485	41,485	9,163	12,334	12,334
Other	20,510	24,214	30,385	31,539	6,455	9,199	9,445

Total revenues	413,986	478,172	600,210	625,525	128,550	182,210	186,896	(3)

Cost of revenues:
Rental depreciation	55,244	49,590	54,534	67,017	12,164	16,860	19,442
Rental expense	49,696	50,666	47,027	39,551	11,519	10,612	11,078
New equipment sales	73,228	104,111	137,169	132,094	26,463	48,561	48,380
Used equipment sales	58,145	67,906	84,696	84,358	19,796	23,799	23,632
Parts sales	39,086	41,500	49,615	49,720	11,435	13,524	13,558
Service revenue	13,043	12,865	15,417	15,417	3,246	4,567	4,567
Other	26,433	28,246	30,151	33,317	7,197	8,264	8,900

Total cost of revenues	314,875	354,884	418,609	421,474	91,820	126,187	129,557

Gross profit:
Equipment rentals	48,911	60,086	89,233	112,558	16,908	26,523	28,162
New equipment sales	8,464	12,796	19,172	18,684	3,835	7,154	7,102
Used equipment sales	12,781	17,093	26,443	27,766	5,823	7,855	7,963
Parts sales	14,572	16,514	20,451	20,753	4,989	5,789	5,800
Service revenue	20,306	20,831	26,068	26,068	5,917	7,767	7,767
Other	(5,923)	(4,032)	234	(1,778)	(742)	935	545

Total gross profit	99,111	123,288	181,601	204,051	36,730	56,023	57,339
Selling, general and administrative expenses	93,054	97,525	111,409	121,571	25,806	41,043	35,339

	For the Year Ended					For the Three Months Ended
	December 31,					March 31,
				2005 Pro				2006 Pro
	2003	2004	2005	Forma(1)		2005	2006	Forma(1)
							(Restated)
	(Amounts in thousands, except share and per share data)

Loss from litigation	17,434	—	—	—		—	—	—
Related party expense	1,275	—	—	—		—	—	—
Gain on sale of property and equipment	80	207	91	91		41	99	99

Income (loss) from operations	(12,572)	25,970	70,283	82,571		10,965	15,079	22,099

Other income (expense):
Interest expense(4)	(39,394)	(39,856)	(41,822)	(28,542	)(5)	(10,104)	(10,167)	(7,224	)(5)
Other, net	221	149	372	376		90	75	75

Total other expense, net	(39,173)	(39,707)	(41,450)	(28,166)		(10,014)	(10,092)	(7,149)

Income (loss) before income taxes	(51,745)	(13,737)	28,833	54,405		951	4,987	14,950
Income tax provision (benefit)	(5,694)	—	673	10,200		—	1,067	3,574

Net income (loss)	$(46,051)	$(13,737)	$28,160	$44,205		$951	$3,920	$11,376

Net income (loss) per common share(6):
Basic	$(1.81)	$(0.54)	$1.10	$1.17		$0.04	$0.12	$0.34
Diluted	$(1.81)	$(0.54)	$1.10	$1.17		$0.04	$0.12	$0.34
Common shares used to compute net income (loss) per common share(6):
Basic	25,492,019	25,492,019	25,492,019	37,703,467		25,492,019	33,458,165	33,458,165
Diluted	25,492,019	25,492,019	25,492,019	37,703,467		25,492,019	33,461,521	33,461,521

Other financial data:
EBITDA(7)	$46,808	$79,645	$130,515	$155,713		$24,350	$33,594	$43,258
Adjusted EBITDA(7)	64,242	79,645	130,515	155,713		24,350	41,594	43,258
Depreciation and amortization(8)	59,159	53,526	59,860	72,766		13,295	18,440	21,084
Total capital expenditures (gross)(9)	41,923	86,790	190,908	200,513		30,460	78,390	79,032
Total capital expenditures (net)(10)	(12,056)	21,045	102,920	110,235		9,068	53,574	54,046

	As of March 31, 2006
	Actual	As Adjusted(11)
	(Restated)
	(Amounts in thousands)
Balance sheet data:
Cash	$25,768	$768
Rental equipment, net	383,651	383,651
Goodwill	26,066	26,066
Deferred financing costs	7,836	11,972
Total assets	667,179	646,315
Total debt(12)	244,332	264,919
Stockholders’ equity	205,904	166,729

Twelve Month
Period Ended
March 31, 2006
Pro Forma Credit Statistics
Pro forma EBITDA(13) (Amounts in thousands)	$169,120
Pro forma interest expense(5) (Amounts in thousands)	$29,255
Ratio of pro forma EBITDA to pro forma interest expense(13)(5)	5.8x
Ratio of total debt as adjusted to pro forma EBITDA(11)(12)(13)	1.6x

(1)	The unaudited pro forma financial data for the year ended December 31, 2005 and three months ended March 31, 2006 have been prepared to give pro forma effect to (1) the Eagle acquisition, (2) the Reorganization Transactions and our initial public offering of our common stock, including the application of net proceeds from that offering, and (3) the Refinancing, in each case as if they had occurred on January 1, 2005.

(2)	See note 18 of the 2005 annual consolidated financial statements of H&E LLC included elsewhere in this offering circular discussing business segment information.

(3)	Pro forma total revenues for the twelve month period ended March 31, 2006 were $678.5 million.

(4)	Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic cash payments) and non-cash pay interest.

(5)	Interest rates used in the computation of pro forma interest expense are subject to change. For the computation of the interest rate on the notes offered hereby, we have assumed an interest rate of 8.0%. A 0.125% increase or decrease in the assumed interest rate would increase or decrease, as the case may be, on a pre-tax basis interest expense by $0.3 million for the year ended December 31, 2005 and $0.1 million for the three month period ended March 31, 2006.

(6)	In calculating shares of common stock outstanding, we give retroactive effect to the completion of the Reorganization Transactions as if the Reorganization Transactions had occurred as of the beginning of the earliest year presented with respect to statement of operations data. See “Certain Relationships and Related Party Transactions — Reorganization Transactions.” For pro forma purposes, we give retroactive effect to the completion of both the Reorganization Transactions and our initial public offering as if each had occurred on January 1, 2005.

(7)	We define EBITDA as net income (loss) from continuing operations before interest expense, income taxes, and depreciation and amortization. We define Adjusted EBITDA as EBITDA as adjusted for (1) with respect to the year ended December 31, 2003, the loss from litigation that was recorded in 2003 and (2) with respect to the three months ended March 31, 2006, as adjusted for the management services agreement termination fee that was recorded in the three month period ended March 31, 2006. We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and you should not consider these in isolation, or as a substitute for analysis of our results as reported under GAAP. We find them as useful tools to assist us in evaluating our performance because they eliminate items related to capital structure, income taxes and non-cash charges. The items that we have eliminated in determining EBITDA and Adjusted EBITDA are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment) and amortization of intangible assets and, in the case of Adjusted EBITDA, the loss from litigation or the termination fee, as applicable. However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies.

Set forth below is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the periods presented.

	For the Year Ended December 31,				Three Months Ended March 31,
				2005			2006
	2003	2004	2005	Pro Forma(1)	2005	2006	Pro Forma(1)
						(Restated)
	(Amounts in thousands)

Net income (loss)	$(46,051)	$(13,737)	$28,160	$44,215	$951	$3,920	$11,376
Income tax provision (benefit)	(5,694)	—	673	10,200	—	1,067	3,574
Interest expense	39,394	39,856	41,822	28,542	10,104	10,167	7,224
Depreciation and amortization(8)	59,159	53,526	59,860	72,766	13,295	18,440	21,084

EBITDA	46,808	79,645	130,515	155,713	24,350	33,594	43,258
Loss from litigation	17,434	—	—	—	—	—	—
Management services agreement termination fee	—	—	—	—	—	8,000	—

Adjusted EBITDA	$64,242	$79,645	$130,515	$155,713	$24,350	$41,594	$43,258

(8)	This amount excludes amortization of loan discounts and amortization of deferred financing costs included in interest expense.

(9)	Total capital expenditures (gross) include rental equipment purchases, assets transferred from new and used inventory to rental fleet and property and equipment purchases.

(10)	Total capital expenditures (net) include rental equipment purchases, assets transferred from new and used inventory to rental fleet and property and equipment purchases less proceeds from the sale of these assets.

(11)	The amounts shown in the “As Adjusted” column give pro forma effect to the Refinancing and assume that all of our existing notes will be tendered and purchased in the Tender Offer and assume the amount of the tender offer price and fees described in this offering circular under “Use of Proceeds.” Amounts will depend upon the amount of existing notes actually tendered and purchased, and the actual amount of the tender offer consideration. In addition, amounts will depend upon the amount of cash on hand that is available at the time, and we may borrow more or less under our senior secured credit facility depending upon the amount of cash available. See “Use of Proceeds” discussion for further information. To date, approximately $4.5 million of the existing senior secured notes have not been tendered and there can be no assurances that they will be tendered. To the extent they are not tendered, the amount of our total debt may increase.

(12)	Actual total debt represents amounts outstanding under the senior secured credit facility, existing senior secured and senior subordinated notes, notes payable and capital leases. Total debt as adjusted represents amounts outstanding under the senior secured credit facility, the notes offered hereby, notes payable and capital leases.

(13)	See note (2) under the “Unaudited Pro Forma Condensed Consolidated Financial Data” for a description and reconciliation of pro forma EBITDA.

Certain monetary amounts, percentages and other figures included in this offering circular have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or when aggregated may not be the arithmetic aggregation of the percentages that precede them.